UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM SB-2/A ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUROR CAPITAL CORP.
(Name of small business issuer in its charter)

NEVADA	1040	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

39555 Orchard Hill Place, Suite 600
Novi, Michigan 48375
Tel: 888-682-3038
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mr. Ian McBean, President
2466 West 12th Avenue
Vancouver, British Columbia V6K 2P1
Tel No 604-787-4860
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Karen A. Batcher, Esq.
Synergen Law Group, APC
744 Otay Lakes Road, #143
Chula Vista, CA 91910
Tel: 619.475.7882
Fax: 619.512.5184

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act, check the following box. [X]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registrations statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (4)
Shares of Common Stock, par value $0.001 per share	2,112,500 shares	$0.10 per share	$211,250	$ 11.79

(1)

Total represents (i) 1,750,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on June 26, 2006; and (ii) 362,500 shares of common stock issued in connection with a private placement transaction completed by the Registrant on December 12, 2006 and February 7, 2007.

(2)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the Shares, being the most recent sales price of shares of the Registrant’s common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act.

(4)	Based on the SEC’s registration fee of $30.70 per 1,000,000 of securities registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2009

PROSPECTUS

AUROR CAPITAL CORP.

2,112,500 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 2,112,500 shares of common stock of Auror Capital Corp. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in three separate private transactions, as follows:

1.	1,750,000 shares were issued in a private placement transaction that completed on June 26, 2006; and

2.	362,500 shares were issued in a private placement transaction that completed on December 12, 2006 and February 7, 2007.

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is presently quoted on the Over-the-Counter Bulletin Board under the symbol “AROC.OB.” The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from this offering. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this Prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 5 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is: September 1, 2009

Table of Contents

SUMMARY	4

RISK FACTORS	1

Risks Relating to Our Business and Financial Condition	1
We are a development stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.	1
We are dependent on third-party manufacturers and suppliers, over whom we have very limited control	1
Our future success is dependent on technology developments and our ability to adapt to these and other technological changes and to meet evolving industry standards	1
Misuse or misappropriation of our proprietary rights or inadvertent infringement by us on the rights of others could adversely affect our results of operations.	2
If we do launch planned marketing initiatives, our target consumer market may not be receptive to the software and/or the cost of the product may be prohibitive.	2
Distributors and dealers may not wish to carry MtK products if we fail to meet their standards	2
We may be unable to establish new distributors or dealers if our performance with those channels during our initial launch does not demonstrate a level of opportunity consistent with their standards.	2
As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls	3
We are a development stage company, have never earned any revenues, and have incurred net loss and accumulated deficit during the development stage. There is no guarantee that we will ever earn a profit	3
If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development and so may be forced to scale back or cease operations or discontinue our business. You could lose your entire investment	3
There are many competitors in our market and we may not be able to effectively compete against them.	4
We have no operating history that makes an evaluation of our business difficult	5
We have a new and unproven business model, a new technology and may not generate sufficient revenues for our business to survive or be successful.	5
Because of our limited resources and the speculative nature of our business, there is substantial doubt as to our ability to operate as a going concern.	5
We have no operating history and expect to incur losses in the future	5
Our future operating results are likely to be volatile and may cause our equity value to fluctuate.	6
We are subject to all of the risks and uncertainties associated with marketing new products in China, all of which may have an adverse impact on our business and results of operations	6
Current or future government regulations may add to our operating costs.	6
If we fail to attract end users, distributors or professional sales personnel for MtK Products, it will have an adverse impact on our business.	6
If we do not effectively educate end users on the benefits of language education software being sold by the company, we will not have sufficient demand for MtK Products	6
Delivery of MtK Products may be interrupted due to natural disasters or other causes	7
Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.	7
Risks Relating To Our Common Stock	7
Our common stock is illiquid and shareholders may be unable to sell their shares	7
We have not paid any dividends and do not foresee paying dividends in the future	7
Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.	7

FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	9

DETERMINATION OF OFFERING PRICE	9

THE SELLING SHAREHOLDERS WILL SELL OUR SHARES AT PREVAILING MARKET PRICES THROUGH THE FACILITIES OF THE OTC BULLETIN BOARD OR AT PRIVATELY NEGOTIATED PRICES	9

DILUTION	9

SUMMARY

As used in this prospectus: (i) unless the context otherwise requires, “we”, “us”, “our”, the “Company” or “Auror” refers to Auror Capital Corp. and its subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

OUR BUSINESS

We were incorporated as Auror Capital Corp. under the laws of Nevada on March 16, 2006. We began as an exploration stage company engaged in the acquisition and exploration of mineral properties. On January 23, 2009, we decided to abandon our Katrina mineral claim due to our unsuccessful explorations to date and our inability to attract investment capital to proceed with further exploration on the claim.

On July 27, 2009, we entered into an exclusive Master Product License Agreement (“License Agreement”) with Mount Knowledge™, Inc., a corporation based out of Ontario, Canada (“MtK”), and its founder, Erwin Sniedzins (“Sniedzins”) wherein we were granted exclusive world-wide license to all intellectual property owned by MtK (“MtK Products”) for the purposes of promoting, marketing and selling MtK products. Currently, MtK Products consist of patent pending “Real Time Learning and Self Improvement Educational System and Method” software application referred to as Syntality™. A copy of the License Agreement is included with this Prospectus as Exhibit 10.2.

The Syntality™ product line consists of a proprietary core technology that allows for textual information to be converted into a multi-purpose learning experience with automatically generated interactive lessons, exercises, tests and scores. The software application has more than 200 interactive enabling learning tools that allow users to transform “information into knowledge” quickly, providing an interactive and dynamic alternative to traditional passive (rote) learning methods.

The exclusive License Agreement does not include ownership rights to previous marketing and sales or distribution agreements executed by MtK. However, the Company is in negotiations with MtK to acquire the rights to any and all existing agreements executed by MtK prior to the execution of the Company’s License Agreement. The Company anticipates having completed the acquisitions by the end of 2009.

In consideration for the licensing rights granted by the License Agreement, we have agreed to pay MtK and Sniedzins, collectively, a royalty of eight percent (8%) of gross sales received by us, adjusted for direct costs of sales, commissions and/or distribution fees, related to the sale of MtK products, if applicable, if such costs have not already been deducted or accounted for in the gross sales amount.

The License Agreement will expire on July 19, 2019. However, we have the option to extend the License Agreement for two additional five (5) year periods upon thirty (30) days written notice. The License Agreement may also be further extended upon mutual agreement between the parties.

We anticipate that we will require additional financing in order to effectively market MtK products pursuant to the License Agreement. There can be no assurance, however, that we will be able to acquire the financing necessary to enable us to pursue our plan of operation. If our company requires additional financing and we are unable to acquire such funds, our business may fail.

We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. Accordingly, we will be dependent on future additional financing in order to maintain our operations.

OUR HISTORY

We were incorporated as Auror Capital Corp. under the laws of Nevada on March 16, 2006.

Our principal offices are located at 39555 Orchard Hill Place, Suite 600, Novi, Michigan 48375. Our telephone number is 888-682-3038.

THE OFFERING

Issuer:	Auror Capital Corp.
Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus under “Selling Stockholders”.
Shares Offered by the	The selling stockholders are offering up to 2,112,500 shares of our common
Selling Stockholders:	stock having a par value of $0.001 per share.
Offering Price:

The selling stockholders will sell their shares of our common stock at a price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our shares of common stock to investors.

Terms of the Offering:

The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover substantially all of the expenses associated with this offering which we estimate to be approximately $40,000. See “Plan of Distribution”.

Termination of the Offering:

The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur substantially all of the costs associated with the filing of the registration statement of which this prospectus forms a part.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 8,887,888 shares of our common stock issued and outstanding as of July 27, 2009.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with (i) our audited consolidated financial statements as at October 31, 2008 and for the period from inception (March 16, 2006) to October 31, 2008, including the notes to those financial statements, and (iii) and our unaudited interim financial statements for the three months ended April 30, 2009, including the notes to those financial statements.

These financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled “Plan of Operations”:

Balance Sheet Data

	As at	As at
	April 30, 2009	October 31, 2008

	(Unaudited)	(Audited)

Cash	$117	$3,879

Total Assets	$117	$3,879

Total Liabilities	$29,713	$14,687

Total Stockholders’ Equity (Deficiency)	($29,596)	($10,808)

Statement of Operations Data

Cumulative from
	Three Months	inception (March
	ended	16, 2006) to
	April 30, 2009	October 31, 2008

	(Unaudited)	(Audited)

Revenue	$Nil	$Nil

Expenses	$5,974	$129,359

Other Income	$Nil	$Nil

Loss for the Period	$5,974	$129,359

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business and Financial Condition

We are a development stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.

We have not been able to achieve profitable operations and there are no assurances that we will be able to do so in the future. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of a business in general. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate significant operating revenues in the future or ever achieve profitable operations.

We are dependent on third-party manufacturers and suppliers, over whom we have very limited control.

The Company is currently dependent on one or more third-party manufactures and/or suppliers to perform its services. The Company does maintain limited written agreements with thirty party manufacturers or suppliers due to market-specific development, accordingly, such third party manufacturers and/or suppliers could terminate their relationship with the Company at any time. Moreover, the Company is dependent on the ability of the third-party manufacturers to adhere to the Company’s product licensing guidelines, price and quality specifications and scheduling requirements. Any delays in manufacturers scheduling, commitments or product supplies would adversely affect the Company’s ability to deliver the product to the market on a timely basis. The Company is subject to risks of periodic price fluctuations, shortages and delays which could have a material adverse effect on the financial condition and results of the Company’s operations; and ultimately operating margins. In addition, in some cases, the Company may not be able to increase the price of its product to offset increases in the cost of certain supplies and raw materials, which are generally passed through to the customer. Further, if any of the suppliers seek bankruptcy relief or otherwise cannot continue their business as anticipated, the availability or price of raw materials or supplies could be adversely affected. Failure by certain suppliers to continue to supply the Company with raw materials or supplies on commercially reasonable terms, or at all, could have a material adverse effect on our business.

Our future success is dependent on technology developments and our ability to adapt to these and other technological changes and to meet evolving industry standards.

Our ability to execute our strategy of marketing MtK products and generating the related expected revenues is dependent on the development and maintenance of technology as well as the MtK’s ability to adapt to changes in technology.

We may encounter difficulties responding to these and other technological changes that could delay our introduction of products and services. Software industries are characterized by rapid technological change and obsolescence, frequent product introduction, and evolving industry standards. Our future success will, to a significant extent, depend on the ability to enhance MtK’s existing products, develop and introduce new products, satisfy an expanded range of customer needs, and achieve market acceptance. We may not have sufficient resources to make the necessary investments to develop and implement the technological advances required to maintain our competitive position.

Misuse or misappropriation of our proprietary rights or inadvertent infringement by us on the rights of others could adversely affect our results of operations.

We regard our exclusive license to MtK’s intellectual property rights as essential to our business. We rely on a combination of the laws of copyrights, trademarks, and trade secrets, as well as license agreements, employment and employment termination agreements, third-party non-disclosure agreements, and other methods to protect those proprietary rights. If either MtK or the Company is unsuccessful in protecting these rights, our operating results could be adversely affected.

Although we believe MtK Products and services have been independently developed and that none of our products or services infringes on the rights of others, third parties may assert infringement claims against us in the future. We may, then be required to cease selling certain MtK Products, services or technologies. We may not be able to do so in a timely manner or upon reasonable terms and conditions. Failure to do so could harm our business and operating results.

If we do launch planned marketing initiatives, our target consumer market may not be receptive to the software and/or the cost of the product may be prohibitive.

No assurance can be given that MtK products covered by the License Agreement will be widely accepted by consumers in countries outside the United States, and we have not engaged in any preliminary test marketing program. In the event there is no general market acceptance in the product by consumers, or the price point is too high as compared to the competition, it is unlikely that we will be able to sustain commercial operations. If there is no demand or only a limited demand for the products, we could financially fail and our shareholders could potentially lose there entire investment.

Distributors and dealers may not wish to carry MtK products if we fail to meet their standards.

It is possible that we will not be able to secure agreements with established distributors and dealers in the United States and in other countries worldwide unless the products are accepted and purchased by consumers and significant sales are generated. The lack of distributor and dealer support will dramatically impact our ability to operate.

We may be unable to establish new distributors or dealers if our performance with those channels during our initial launch does not demonstrate a level of opportunity consistent with their standards.

We are not currently well financed to launch MtK products on a large scale worldwide. Therefore, initially the products will be offered on a regional basis in China. We will attempt to enter into agreements with established distributors and dealers throughout China. If MtK products are not accepted by the consumers in the initial marketing area or if we are not able to secure agreements with qualified distributors or dealers in this region, it is highly unlikely that it will be able to secure distributors and dealers in other countries.

As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have no operating history in the area of marketing and selling educational software from which to evaluate our business. We have not generated revenue to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of the markets in which we compete, our historical financial data is of no value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate revenues depends on purchase orders generated by us.

The size of any future revenues initially depends on the choices and demands of individual consumers residing in the country of China, which are difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for MtK Products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

We are a development stage company, have never earned any revenues, and have incurred net loss and accumulated deficit during the development stage. There is no guarantee that we will ever earn a profit.

We are a development stage company since we have not generated any revenues since March 16, 2006 (inception), through April 30, 2009. Rather, we incurred a net loss, and have an accumulated deficit during the development stage of $147,177 from March 16, 2006 (inception), through April 30, 2009. We do not currently have any revenue producing operations. We are not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such as up until the production stage is reached, if production is, in fact, ever achieved.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development and so may be forced to scale back or cease operations or discontinue our business. You could lose your entire investment.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an early stage company and we have not realized any revenues to date. As of April 30, 2009, we had cash-on-hand in the amount of $117. We have not generated any revenue to date. Given the recent rate at which we use cash in our operations, as well as the likelihood that our cash burn rate will increase once commence operations on the executed MtK License Agreement, we do not have sufficient capital to carry on operations, and we will need to raise at least $500,000 in a private placement offering to meet our financial commitments for at least the next twelve months. There is no assurance that we will be successful in raising these funds or generate these funds from the sales of MtK products. In the event were are successful, there is no assurance that the terms and conditions of these funds will be in the best interest of our company or our shareholders. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not, our business will fail. We will raise the capital necessary to fund our business through a private offering of our common stock or units consisting of common stock and stock purchase warrants. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our business strategy, its technology and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

Our company anticipates that the funds that were raised from our previous private placement will not be sufficient to satisfy our cash requirements for the next twelve month period. Also, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

1.	we incur unexpected costs in our regard to marketing MtK product in China;

2.	we are unable to create a substantial market for MtK products;

3.	we incur any significant unanticipated expenses; and

4.	we find that we need to spend additional funds to educate the market and promote the new products.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of operations.

We depend almost exclusively on outside capital to pay for the continued development of our business and the marketing of MtK Products. Such outside capital may include the sale of additional stock, shareholder and director advances and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue sales of the product in the Chinese market and/or other international markets opened, and so may be forced to scale back or cease operations or discontinue business.

There are many competitors in our market and we may not be able to effectively compete against them.

The business of marketing language education software is highly competitive. This market segment includes numerous manufacturers, distributors, marketers and retailers that actively compete in the educational software business. In addition, the market is highly sensitive to the introduction of new products that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends in part upon its successful introduction and end user acceptance of a new product.

We have no operating history that makes an evaluation of our business difficult.

Our lack of operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our business model, and accordingly our revenue and income potential, is new and unproven. In addition, early-stage companies are subject to risks and difficulties frequently encountered in new and rapidly evolving markets.

We have a new and unproven business model, a new technology and may not generate sufficient revenues for our business to survive or be successful.

Our business model is based on the commercial viability of copyrighted educational software developed by Mount Knowledge, Inc. The educational software products have been previously marketed or test marketed in China on a limited basis. In order for our business to be successful, we must not only develop viable marketing channels that directly generate revenues, but also provide educational content to end users to create demand for MtK Products. Our business model assumes that end users in many markets will see the value of MtK educational software and we will be able to generate revenues through sales to end users in China through various sales and marketing arrangements with local and regional companies. Each of these assumptions is unproven, and if any of the assumptions are incorrect, we may be unable to generate sufficient revenues to sustain our business or to obtain profitability. At the present time, Company is in negotiations with MtK to acquire the rights to any and all existing agreements executed by MtK prior to the execution of the Company’s License Agreement. The Company anticipates having completed the acquisitions by the end of 2009, including the exclusive Sales Agent agreement between MtK and Tianjin You He Trading Co., Ltd., in which MtK granted Tianjin You He Trading Co., Ltd the rights to distribute the SyntalityTM product line throughout China. However, due to limited sales in China thus far, we are uncertain as to the ability by Tianjin You He Trading Co., Ltd to meet the contractual sales commitments agreed to over the next five (5) years.

Because of our limited resources and the speculative nature of our business, there is substantial doubt as to our ability to operate as a going concern.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our business model. Our independent registered public accounting firm (our auditors) issued its audit report including an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern. If we are not able to continue as a going concern, it is likely investors will lose their investment.

We have no operating history and expect to incur losses in the future.

We have no operating history and have generated no revenues. We have not achieved profitability and expect to incur losses for the foreseeable future. We expect those losses to increase as we continue to incur expenses to develop sales and marketing channels for the MtK Products and services licensed. We believe that our business depends on our ability to significantly increase revenues and to limit our operating expenses. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, or we fail to adjust operating expense levels appropriately, we may never be able to achieve profitability.

Our future operating results are likely to be volatile and may cause our equity value to fluctuate.

Our future revenues and operating results, if any, are likely to vary from quarter to quarter due to a number of factors, many of which are outside of our control. Factors, which may cause our revenues and operating results to fluctuate, include the following:

  market acceptance of MtK products;
  the timing and uncertainty of sales cycles or demand for the products;
  new or similar products offered by current or future competitors; and
  general economic conditions in China and other deployed markets.

We are subject to all of the risks and uncertainties associated with marketing new products in China, all of which may have an adverse impact on our business and results of operations.

Our future operating results will depend upon numerous factors beyond our control, including the acceptability of MtK Products by end users, national, regional and local economic conditions inside China and other international markets, changes in demographics, the availability of alternative software program being marketed by competing companies, which change rapidly and cannot be predicted. If we are unable to successfully anticipate and respond to changes in attitude by end users, our business and operating results will be adversely affected.

Current or future government regulations may add to our operating costs.

We may face unanticipated operating costs because of potential changes in governmental regulations in the countries we serve. We have no assurance that the government of such countries will continue to allow business to function in the future as they do now, or whether business practices and regulations will fluctuate within and/or between such countries and its trade with other countries.

If we fail to attract end users, distributors or professional sales personnel for MtK Products, it will have an adverse impact on our business.

Our success depends upon our ability to attract capable distributors to enter into arrangements with us to sell MtK Products to end users on a direct basis and by utilizing the internet. If we do not continually augment and improve our marketing channels, we will not be able to sustain a sales level that will support our operations without the infusion of additional capital.

If we do not effectively educate end users on the benefits of language education software being sold by the company, we will not have sufficient demand for MtK Products.

Our business plan is predicated on our company attracting active and loyal support from end users interested in learning new languages. Our target market will be consumers that have a specific interest in learning a second language. There can be no assurance that there will be significant support from our efforts to educate end users on the advantages of this new language education software. Failure to achieve recognition and acceptance of this new software will have a material adverse effect on the sales and may require us to incur unexpected incremental marketing expenses to educate and inform the market place.

Delivery of MtK Products may be interrupted due to natural disasters or other causes.

MtK Products are manufactured by a third-party manufacturing company. Thus, we are subject to the risk that delivery of MtK Products may be interrupted as a result of natural disasters such as earthquakes and fires or capacity constraints with our vendors or suppliers. Any such interruptions may lead to a loss of customers or distributors and, accordingly, may adversely affect our business and results of operations.

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our executive officer is spending approximately 20 to 30 hours per week of his business time on providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Risks Relating To Our Common Stock

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently a limited market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term

“accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of gold and copper, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will, however, incur substantially all of the costs associated with the preparation and filing of the registration statement of which this prospectus forms a part.

We received proceeds from the initial sales of the shares of common stock that are offered by the selling stockholders through this prospectus. We have disclosed how we have applied the proceeds of these offerings to date and how we intend to use the balance of the proceeds of these offerings in our plan operations below under the headings “Plan of Operations” and “Results of Operations” in the section of this prospectus entitled “Management’s Discussion and Analysis or Plan of Operations”.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 2,112,500 shares of common stock offered by this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.

Certain selling stockholders acquired 1,750,000 shares of our common stock from us at a price of $0.04 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on June 26, 2006;

2.

Certain selling stockholders acquired 362,500 shares of our common stock from us at a price of $0.10 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on December 12, 2006 and February 7, 2007.

The following table provides, as of July 27, 2009, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of this offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the total number of shares owned upon completion of the offering assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares of common stock by the selling stockholders. Except as described below, to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all shares offered by them. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)

Greg Alexander(4), (8)	125,000	125,000	NIL	NIL

Brent C. Babcock(5)	12,000	12,000	NIL	NIL

Joan Brandt(5)	50,000	50,000	NIL	NIL

Darren Cannon(4)	25,000	25,000	NIL	NIL

Anthony Ceraldi(5)	10,000	10,000	NIL	NIL

Corinne Champagne(5)	25,000	25,000	NIL	NIL

Robert Chasmar(5)	5,000	5,000	NIL	NIL

Ilse Cleland(5)	25,000	25,000	NIL	NIL

Carolyn Coleclough(5)	10,000	10,000	NIL	NIL

Jason Edward Coleman(4), (6)	12,500	12,500	NIL	NIL

Jonathan Patrick Coleman(4), (6)	12,500	12,500	NIL	NIL

Kent Craig(5)	4,000	4,000	NIL	NIL

Aimee DeWitt(4)	10,000	10,000	NIL	NIL

Vito Decicco(5)	3,000	3,000	NIL	NIL

Kristine Dobson(4), (8)	125,000	125,000	NIL	NIL

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)

Shirley Earle(4)	30,000	30,000	NIL	NIL

Robert Fiorvento(4)	50,000	50,000	NIL	NIL

Daniel Fox(5)	25,000	25,000	NIL	NIL

Tina Fox(5)	30,000	30,000	NIL	NIL

Johan Freyvogel(5)	5,000	5,000	NIL	NIL

Oliver Gilbert(4)	100,000	100,000	NIL	NIL

Peter Graham(5)	20,000	20,000	NIL	NIL

Matthias Gustavsson(5)	5,000	5,000	NIL	NIL

Christina Harrod(5)	5,000	5,000	NIL	NIL

Barbara Hemmans(5)	60,000	60,000	NIL	NIL

Steven K. Housser(4)	22,500	22,500	NIL	NIL

William Jamieson(4)	75,000	75,000	NIL	NIL

John Laing(4)	62,500	62,500	NIL	NIL

Maramagnum Holdings Inc.(Beneficial Owners: Kristine Dobson and Greg Alexander)(4), (8)	125,000	125,000	NIL	NIL

Katrina Nightingale(4)	25,000	25,000	NIL	NIL

Noble Pacific Financial Corporation (Beneficial Owner: Wayne	20,000	20,000	NIL	NIL

Hunter)(5)

Jim Platis(5)	10,000	10,000	NIL	NIL

Eric Poon(5)	5,000	5,000	NIL	NIL

Raj Prasad(4)	12,500	12,500	NIL	NIL

		Total number of	Total
		shares to be	number of	Percent
		offered for	shares owned	owned upon
	Shares owned	Selling	upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this
Stockholder	offering	account	this offering	offering(1)(2)

R.C. Pryde(4)	62,500	62,500	NIL	NIL

Sean Richard Sanderson(4)	25,000	25,000	NIL	NIL

Sidonia Technical Services Inc (Beneficial Owner: Greg Alexander(4),(8)	125,000	125,000	NIL	NIL

Dennis Swanson(5), (7)	20,000	20,000	NIL	NIL

Lynn Swanson(4), (7)	50,000	50,000	NIL	NIL

Michael Turvey(4)	125,000	125,000	NIL	NIL

Marjorie Walker(5)	10,000	10,000	NIL	NIL

Michael Williams(5)	1,500	1,500	NIL	NIL

Willows Equities Ltd. (Sam Gudewill)(4)	500,000	500,000	NIL	NIL

Gary Wong(5)	2,000	2,000	NIL	NIL

David Zerr(4)	50,000	50,000	NIL	NIL

TOTAL	2,112,500	2,112,500	NIL	NIL

Notes:

(1)	Based on 8,887,888 shares of our common stock issued and outstanding as of July 27, 2009.

(2)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a selling stockholder or as to the number of shares of common stock that will be held by a selling stockholder upon the termination of such offering.

(3)	Relative of Mr. Ian McBean, our President and Chief Executive Officer.

(4)	Purchased shares in our June 26, 2006 offering of common stock, as described above.

(5)	Purchased shares in our December 12, 2006 or February 7, 2007 offering of common stock, as described above.

(6)	Jason Edward Coleman and Jonathan Patrick Coleman are brothers.

(7)	Dennis Swanson and Lynn Swanson are husband and wife.

(8)	Greg Alexander and Kristine Dobson are husband and wife.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

There is presently no liquid, public market for our common stock. Our stock is quoted on the Over-the-Counter Bulletin Board under the symbol "AROC.OB". However, we can provide no assurance that our shares will have a market value or that a market for our securities can be sustained if developed.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.           a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.           purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.           ordinary brokerage transactions in which the broker solicits purchasers;

4.           through options, swaps or derivatives;

5.           privately negotiated transactions; or

6.           in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

Because we are considered a “shell” company, Rule 144 will not be available for resales until 1 year from the date the company files Form 10 information.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.           may not engage in any stabilization activities in connection with our common stock;
2.           may not cover short sales by purchasing shares while the distribution is taking place; and
3.           may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, auditing, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Director and Officer Information

Our executive officers and directors and their respective ages as of July 27, 2009 are as follows:

Directors:

Name of Director	Age

Ian McBean	60

Daniel A. Carr	51

Executive Officers:

Name of Executive Officer	Age	Office

Ian McBean	60	President, Chief Executive Officer, Chief Financial Officer and Secretary

Set forth below is a brief description of the background and business experience of our Directors and Officers for the past five years.

Ian McBean

Mr. Ian McBean is our president, secretary and treasurer and a director. Mr. McBean has been our president, secretary and treasurer and our sole director since our incorporation on March 16, 2006. Mr. McBean has from February 2001 to present been the manager of the Vancouver operations of Scott Land & Lease, a company involved in the Mineral, Oil & Gas Industry that acts as a land agent and secures mineral leases, oil and gas rights, right of ways for gas, oil, and water pipelines as well as consults on a broad range of land use related issues. In addition, Mr. McBean has been the president from 2000 to present of Jealax Consulting Inc., Mr. McBean’s personal consulting company, which provides consulting services to small and medium sized companies with respect to real estate issues such as dealing with government expropriations, highways, and other land use issues.

Daniel A. Carr

Mr. Carr is a director of our corporation since July 23, 2009. In addition, he is currently the Managing Director of Practical Business Advisors, LLC, a software implementation business consulting firm that provide services to small to medium sized companies. His business skills have been honed through his personal involvement in 14 companies as well as many non-profit organizations. While his primary business was a software company providing applications for ERP, he has also had leadership and financial positions in companies providing hi-tech development, manufacturing, wholesale distribution, on-line financial services, and IT infrastructure. Dan’s leadership style is firm yet fair and he believes in continuous process improvement within any organization.

Due to his time management practices and his enjoyment of multi-tasking, he has successfully run as many as five organizations at the same time. While well trained and seasoned in the various aspects of business, Dan is equally as comfortable in the Board Room as he is on a manufacturing floor or a shipping dock. His skills range from strategic planning to sales and marketing to detailed operations execution. Having the ability to relate to people of all levels within an organization, Dan is often called upon by clients to provide leadership and perform problem solving for special situations and projects. Rounding out Dan’s skills, he is an excellent writer and public speaker. His written works have been translated and used globally and he is frequently asked to speak in various venues both nationally and around the world.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 27, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and certain key employees, and (iv) our officers and directors and certain key employees as a group. Each shareholder listed below possesses sole voting and investment power with respect to the shares shown.

	Name and Address	Number of Shares	Percentage of Class
Title of Class	of Beneficial Owner	Beneficially Owned (1)	(2)

Directors and Officers:

Common Stock	Ian McBean	5,000,000 (4)	56.2%
	President, Chief Executive
	Officer, Chief Financial Officer
	and Director

Common Stock	Directors and Officers as a	5,000,000	56.2%
	group

Major Shareholders:

Common Stock	Willow Equities Ltd.(3)	500,000	5.6%
	Suite 1030 – 400 Burrard Street,
	Vancouver, BC V6C 3A6

Common Stock	Birch First Trust (5)	1,500,000	17%
	350 S. County Rd.,
	Ste. 102-140,
	Palm Beach, Florida 33480

Notes:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 8,887,888 shares of common stock issued and outstanding as of July 23, 2009.

(3)	Registered in the name of Willows Equities Ltd., a private company controlled by Mr. Sam Gudewill.

(4)	Registered in the name of Jealax Consulting Inc., a private company controlled by Mr. Ian McBean.

(5)	Registered in the name of Birch First Trust, Delaware Statutory Trust controlled by Birch First Trust Administrators, LLC, as Trustee, Daniel A. Carr, Manager.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 27, 2009, there were 8,887,888 shares of our common stock issued and outstanding held by fifty-seven (58) shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)           the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)           whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)           the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)           sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)           the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)           voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)           subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no outstanding options to purchase our securities. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our former independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Jorgensen & Co. Certified Public Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this prospectus forms a part. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on March 16, 2006 as Auror Capital Corp. under the laws of the state of Nevada.

On the date of our incorporation, we appointed Ian McBean as our President, Secretary, Treasurer and director. Mr. McBean is our promoter. Mr. McBean participated in the initial private placement of our securities on March 16, 2006, purchasing 5,000,000 shares at a price of $0.001 per share for proceeds to us of $5,000. Transactions in which Mr. McBean has had an interest in are described in detail below under the heading “Certain Relationships and Related Transactions.”

We acquired the Katrina mineral claim for a purchase price of $4,582 on April 28, 2006.

We completed a private placement of 1,750,000 shares of our common stock at a price of $0.04 per share for proceeds of $70,000 on June 26, 2006.

We completed a private placement of 362,500 shares of our common stock at a price of $0.10 per share for proceeds of $36,250 on December 12, 2006 and February 7, 2007. Of these shares, 261,500 were issued on December 12, 2006 and 101,000 were issued on February 7, 2007.

On January 23, 2009, we abandoned the Katrina mineral claim.

On July 27, 2009, we entered into an exclusive license agreement (“License Agreement”) with Mount Knowledge™, Inc., a corporation based out of Ontario, Canada (“MtK”), and its founder, Erwin Sniedzins (“Sniedzins”) wherein we were granted exclusive world-wide license to all intellectual property owned by MtK (“MtK Products”) for the purposes of promoting, marketing and selling MtK products.

On July 27, 2009, we completed a private offering of 275,388 shares of our common stock at a price of $0.01 per share to a total of eleven (11) purchasers for total proceeds of $2,753.88. Also on July 27, we completed a private offering of 1,500,000 shares of our common stock at a price of $0.025 per share to Birch First Trust for total proceeds of $37,500. We completed these offerings pursuant to Rule 504 of Regulation D of the Securities Act.

DESCRIPTION OF BUSINESS

General

We were incorporated as Auror Capital Corp. under the laws of Nevada on March 16, 2006. We began as an exploration stage company engaged in the acquisition and exploration of mineral properties. On January 23, 2009, we decided to abandon our Katrina mineral claim due to our unsuccessful explorations to date and our inability to attract investment capital to proceed with further exploration on the claim.

Exclusive License Agreement

On July 27, 2009, we entered into an exclusive Master Product License Agreement of the intellectual property (“IP”) rights, consisting of the patent pending “Real Time Learning and Self Improvement Educational System and Method” software application referred to as Syntality™, with Mount Knowledge Inc (“MtK”), a Canadian research and development company established in Toronto, Canada in 2005, and Erwin Sniedzins, the founder and author of the Mount Knowledge learning products.

The Syntality™ product line consists of a proprietary core technology that allows for textual information to be converted into a multi-purpose learning experience with automatically generated interactive lessons, exercises, tests and scores. The software application has more than 200 interactive enabling learning tools that allow users to transform “information into knowledge” quickly, providing an interactive and dynamic alternative to traditional passive (rote) learning methods.

In consideration for the licensing rights granted by the License Agreement, we have agreed to pay MtK and Sniedzins, collectively, a royalty of eight percent (8%) of gross sales received by us, adjusted for direct costs of sales, commissions and/or distribution fees, related to the sale of MtK products, if applicable, if such costs have not already been deducted or accounted for in the gross sales amount.

The License Agreement will expire on July 19, 2019. However, we have the option to extend the License Agreement for two additional five (5) year periods upon thirty (30) days written notice. The License Agreement may also be further extended upon mutual agreement between the parties.

The exclusive License Agreement does not include ownership rights to previous marketing and sales or distribution agreements executed by MtK. However, the Company is in negotiations with MtK to acquire the rights to any and all existing agreements executed by MtK prior to the execution of the Company’s License Agreement. The Company anticipates having completed the acquisitions by the end of 2009.

Business Overview

The Company’s primary mission is to market and sell a proprietary Real Time Self Learning System (“RTSL”) software application referred to as the Syntality™ product line, both domestically and internationally to a variety of customers, including individuals, schools, government agencies, and corporations. The Syntality™ product line may be branded and/or marketed under various unique names in different countries and markets, and for Business Enterprise customers, as required.

Market Overview

General Market

The following provides a breakdown of the eLearning and educational marketplace:

GLOBAL OPPORTUNITIES	MARKET SIZE - $347B	COMMENT
English as a Second Language - Teacher of English / Foreign Language	$25 Billion (1)	ESL-TOEFL: China, Immigration, College, USA Spanish Market,
Public Schools	$150 Billion	15% students at Risk (2)
Corporate Training	$ 80 Billion	$59 B North America (3)
Corporate E-Learning	$ 23 Billion	Part of total Corp. training (4)
Private Tutoring	$ 50 Billion	$39 B North America (5)
Personal Self Development	$ 9.6 Billion	North America (6)
Books	$ 10 Billion	$7.4 B North America (7)

(1)	According to Internet: ETS, Kaplan, Thomson Publishing, Princeton, New Oriental, etc.
(2)	According to UN $1 Trillion with identified 15% students at Risk of not graduating High School
(3)	According to: Montgomery Securities;
(4)	Vista Science & Technology;
(5)	Salomon Smith Barney;
(6)	According to: Market Data Enterprise;
(7)	Simba Marketing

Target Market

Initially, we plan to focus our marketing efforts primarily on the sale of the Syntality™ product line to the ESL (English as a Second Language), TOEFL (Teaching of English as a Foreign Language) and literacy-accelerated learning market.

Secondary customers will consist of corporate training departments, government agencies, schools and other learning institutions, including various types of professional organizations worldwide (“Business Enterprise”). The Company believes that these business application customers could greatly benefit from enhanced and customized Syntality™ software applications for interactive, real time, learning/training solutions delivered via desktop applications connected to internal and external networks. Utilizing the Syntality™ product may also have the potential to decrease educational and training costs by further streamlining employee consumption of training manuals, product info, company policies, etc.

Product

Description and Features

The Company’s product consists of a patent pending learning software, “Syntality™”, that provides a completely integrated Real Time Self Learning (RTSL) intelligent multimodal educational and training system for a variety of end-users.

The Syntality™ product was designed specifically to provide an integrated learning system that encompasses an individual user’s learning style and special needs and can convert nearly any textual information, including complex data and structured text book information, into an interactive learning platform. The product uses principals applied to electronic based learning that provide a comprehensive, interactive solution with existing digital communicative and learning devices, such as personal computers.

The Syntality™ product was developed with various software user-interface enablers to promote the utilization of several of the user’s senses during the learning process. Users of Syntality™ see (visualize), listen, compose, speak, reply and interact and react to information by keyboard touch, sound and voice. The Company believes that the Syntality™ system can address many learning needs of students from preschool to college by helping to teach one phonetic sound to complete pronunciation of phrases, one word to understanding and writing complete sentences, and from listening to speaking and comprehension and so on. Users can import, in various formats (i.e. word document, RTF, html, etc.), textual content they want to learn and the Syntality™ software application tools will automatically create interactive subject based learning or skill training lessons and tests.

The Company foresees the use of the Syntality™ product as a learning solution for individuals, schools, government agencies, healthcare facilities, and corporations to provide an enhanced and robust learning tool to assist in new job skill training and continual education programs.

Sales Strategy

MtK participated in a number of recent industry tradeshows prior to the execution of the Company’s License Agreement with MtK, and has actively pursued various sales channels that the Company intends to expand:

1.	Partnerships and Distribution Alliances – The Company will seek partnership and distribution alliances to develop various international markets.

2.

Membership Program – The Company plans to develop Web based e-learning membership programs that will charge monthly fees for product upgrades and/or enhancements as well as unique and system compatible content offered by the Company for each user level (i.e. elementary, middle and high school, college, continued education, ESL/TOEFL, etc.).

3.

Infomercials. The Company plans to develop infomercials to assist in creating brand awareness and direct sales revenue. We expect that this method will be duplicated for various markets, as and when deemed advantageous.

4.

Technology Partners – The Company will seek to enhance its product offering by forming partnerships with globally recognized technology providers and OEM’s to bundle the Syntality™ product with established product platforms, including mobile applications (PDA).

5.	Business Enterprise – The Company intends to work with MtK to develop product-specific enhancements to the existing Syntality™ product, for business applications.

Revenues

The Company anticipates generating revenues from the marketing and sale of the Syntality™ product line utilizing various marketing and distribution channels and sales strategies.

Milestones

The milestones and objectives of the Company over the next 12 months are significantly dependent on various factors which the Company may or may not be in control of, including, but not limited to; (a) to obtain adequate financing to sustain and expand its operations; (b) to acquire existing marketing and distribution contracts currently owned by MtK; (c) to commence the Syntality™ product launch in various markets; (d) to complete market-specific product enhancements, (e) to development new partnerships and distribution channels, (f) to launch new sales strategies, (g) to create new business enterprise applications, and, (h) to generate adequate cash flow from the sales of the Syntality™ products worldwide.

Our plan of operations for the next twelve months is to complete the following objectives, as described in greater detail below under the heading “Management’s Discussion and Analysis or Plan of Operations”:

Capital & Uses of Proceeds

Capital Needs

To implement the Company’s initial plan of operations, including some or all of the above described milestones (objectives), the Company plans to raise capital (“equity”) in an amount up to $1.5 Million in the form of a Private Placement or Offering for the sale of restricted Common Stock of the Company over an initial 6 month period on terms and conditions to be determined.

The Company anticipates the need to raise additional capital beyond the first 6 months of operations, subject to the successful implementation of its initial milestones over the first 180 days of operations and the revenue growth cycle of the Company thereafter. Management is unable to determine at this time, the specific amounts and terms of such future financings. In addition, the Company may elect to seek subsequent “interim or bridge” financing in the form of debt (corporate loans) as may be necessary.

Proceeds

The Company foresees the proceeds from capital raised to be allocated as follows: (a) market-specific implementation costs; (b) product enhancements; (c) business development; (d) general and administrative; (e) working capital; (f) financing costs; and (g) audit/SEC filing fees.*

* Please refer to the “Management’s Discussion and Analysis or Plan of Operations” for a more detailed description of use of proceeds.

Competition

Competition Overview

We conduct our business in an environment that is highly competitive and unpredictable. We have identified at least 20 other companies and/or products that compete directly with us in the same educational/learning market. Our competition may have considerable financial resources at their disposal which could facilitate their access to the market under more favorable terms than us and could allow them faster market penetration. Each of these competitors has existing marketing campaigns, fully developed products and an established customer base, to varying respective degrees.

Competitive Analysis

The following table outlines some of the competition to the Syntality™ product line presently in the market:

COMPANIES	SALES	PRICE	COMMENTS
ETS (English Testing System)	$1 B	$90	TOEFL test generators
New Oriental	$150M	$300/session	TOEFL prep in China
KAPLAN	$1.4B	$90/mth /subject	TOEFL prep, SAT, LMAT
PRINCETON	$125M	$300/mth	Franchises, Web, Books
SYLVAN LEARNING CTRE	$120M	$100/mth	After school tutoring
HOME SCHOOLING		$200/mth	1.1 Million Home Schooling
ROSETTA STONE	$250M	$500/2 levels	Languages – 6 M + users
KURZWEIL		$1095 +	Spec Ed
INSPIRATION		$250	25 M users
PREDICTION		$199	Writing
AUTOSKILLS		$100 +	625,000 Users
WHITESMOKE		$99	Writing
VOCABSTER		$410	Spelling Bee & Vocabulary
RIVERDEEP	$8 B	$20 & up	Bought Houghton $5B
Tell Me More Premium		$195	ESL
AURORA SYSTEMS		$649	Writing & Speech
EVELYN WOOD		$99	Speed Reading

Compliance with Government Regulation

None.

Employees
Currently, we have only one employee, who is the sole Officer and one of two Directors of the Company. Other than engaging and/or retaining independent consultants to assist the Company in various administrative and marketing related needs, we do not anticipate a significant change in the number of our employees, if any, unless we are able to obtain adequate financing. Our sole officer does not have an employment agreement with us.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

Under the License Agreement, we have an exclusive worldwide license to MtK’s intellectual property. We do not, however, own any intellectual property ourselves.

Patents, Trademarks, and Copyrights
We are dependent on the ability of MtK to maintain protection on any current or future proprietary intellectual property, patents, trademarks, and/or copyrights of its software products to avoid infringement or copyright violations by third parties.

MtK filed its US provisional patent in June 2006 (US 60/807,028) and the patent application on or about January 2007. The patent is still pending. Mount Knowledge™ and Syntality™ are registered trademarks and were filed in October 2000 with the Canadian Intellectual Property Office, including copyright registration for Syntality™ in July 2002. In addition, MtK has taken extensive security measures to protect its IP through utilizing a USB Security Key for each application, a Remote Licence Key and CD content validation.

The Company does not require MtK to obtain any patents for the products developed and owned by MtK in order for the Company to market and sell the products as contemplated, nor does it anticipate any adversity in its ability to generate revenues if such patents are not obtained in the future. However, the approval of one or more patents of the products developed and owned by MtK may increase the Company’s competitive advantage in the marketplace in terms of proprietary features, functions, and overall value proposition to the customers we intend to serve.

[The reference to Mtk’s product being “patented” in Exhibit A to the Master Product License Agreement, referenced as Exhibit 10.2 to the registration statement was stated in error. Please refer to the statements made in this section above regarding the “patent pending” status of the MtK products].

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Company Overview

Auror Capital Corp. is fully-reporting public company incorporated under of the laws of the state of Nevada engaged in the business of marketing, sales, and distribution of educational products.

The Company’s primary mission is to market, sell and distribute a proprietary Real Time Self Learning System (“RTSL”) software application referred to as the Syntality™ product line, both domestically and internationally to a variety of customers, including individuals, schools, government agencies, and corporations. Our product consists of a patent pending learning software, “Syntality™”, that provides a completely integrated Real Time Self Learning (RTSL) intelligent multimodal educational and training system for a variety of end-users.

We conduct our business in an environment that is highly competitive and unpredictable; however, this market continues to expand consistently. As such, we believe that our integrated learning system is uniquely positioned to capture market share due to our robust platform and its extensive features and functionality.

Initially, we plan to focus our marketing efforts primarily on the sale of the Syntality™ product to the ESL (English as a Second Language), TOEFL (Teaching of English as a Foreign Language) and literacy-accelerated learning market. Secondary customers will consist of corporate training departments, government agencies, schools and other learning institutions, including various types of professional organizations worldwide (“Business Enterprise”).

The Company anticipates generating revenues from the marketing and sale of the Syntality™ product utilizing various marketing and distribution channels and sales strategies.

Plan of Operations

Over the 12 month period starting upon the effective date of this registration statement, we must raise capital and complete certain milestones as described below:

Milestones

Background Information

In early 2009, MtK released its first commercial software application of the “Complete English Real Time Self Learning Intelligent System™”, now known and marketed as the Syntality™ product line. In March, 2009, MtK executed a five year (plus five year renewal option) exclusive Sales Agent agreement with Tianjin You He Trading Co., Ltd in Tianjin, China (the “China Contract”). This exclusive Sales Agent agreement grants to Tianjin You He Trading Co., Ltd. the rights to distribute the Syntality™ product line throughout China utilizing various traditional marketing methods, at Tianjin You He Trading Co., Ltd’s expense, but with support from MtK to train initial personnel on product functionality, features, etc., and to assist in the creation of marketing, branding and product identity tools and sales & marketing strategy, as needed.

The exclusive License Agreement executed on July 27, 2009 by and between the Company and MtK does not include ownership rights to previous marketing and sales or distribution agreements executed by MtK. However, the Company is in negotiations with MtK to acquire the rights to any and all existing agreements, including the Tianjin You He Trading Co., Ltd Sales Agent agreement, executed by MtK prior to the execution of the Company’s Master Product License Agreement, which the Company anticipates having completed by the end of 2009.

Future Milestones

The milestones and objectives of the Company over the next 12 months are significantly dependent on various factors which the Company may or may not be in control of, including, but not limited to; (a) to obtain adequate financing to sustain and expand its operations; (b) to acquire existing marketing and distribution contracts currently owned by MtK; (c) to commence the Syntality™ product launch in various markets; (d) to complete market-specific product enhancements, (e) to development new partnerships and distribution channels, (f) to launch new sales strategies, (g) to create new business enterprise applications, and, (h) to generate adequate cash flow from the sales of the Syntality™ products worldwide.

The Company anticipates the completion of the following objectives over the next 12 months:

First 90 Days of Operations (Administrative)

In the first 90 days of operations, our primary focus will be to complete necessary administrative functions, obtain new financing and acquire certain existing marketing and sales agreements in order to properly position the Company to execute on its business plan. These proposed objectives are as follows:

1.

Secondary Offering and/or Other Financings. The Company plans to initiate a Private Placement Memorandum or Offering for the sale of restricted Common Stock of the Company in an anticipated amount of up to $1,500,000.00 to commence over the next 1 to 6 months. The Company anticipates administrative and professional fees to be approximately $50,000.00, and selling costs, not to exceed ten percent ($150,000.00) of the total amount of funds raised. In order to complete the Private Placement, the Company may need to seek “interim or bridge” financing in the form of debt (corporate loans) and/or convertible debentures to pay for expenses associated with such an offering, as deemed necessary by the Company’s management.

2.

Acquisition of China Contract. The Company is currently in negotiations with and plans to acquire the existing Tianjin You He Trading Co., Ltd Sales Agent agreement from MtK by the end of 2009. The Company anticipates the cost of the acquisition of this agreement to be in form common and/or preferred stock (no cash) issued to MtK under specific terms and conditions to be determined.

3.

Implementation of China Contract. If the Sales Agent agreement with Tianjin You He Trading Co., Ltd in China is successfully acquired from MtK, the Company may be required to fulfill certain, if not all, of the contractual obligations of MtK in the agreement with Tianjin You He Trading Co., Ltd. These obligations may include, amongst other things, China-specific product design and packaging, technical support, China related educational content consisting of approved stories and exercises, mutually approved marketing and sales materials and product packaging, a Chinese sales website, and other miscellaneous items which may be deemed necessary in order to successfully launch the product in China within the next 3 to 6 months of operations. The Company anticipates costs related to the implementation of the China contract to be approximately $375,000.00.

Next 90 days of Operations

In the next 90 days of operations, we plan to expand our objectives to include new product enhancements and the development of new partnerships and distribution channels as follows:

1.

Product Enhancements for North American Market. Subject to the successful launch of the Syntality™ software application in China, the Company plans to commission MtK to provide product enhancements consistent with perceived customer requirements within the North American market place. Most of these enhancements are believed to be in the form of updated graphics, to enhance the fluidity of the user experience and interface, and some market specific content. The Company anticipates a budget of approximately $250,000.00 to complete such product upgrades over a period of 3 to 6 months.

2.

Business Development (Additional Partnerships and Distribution Channels). The Company will also pursue its business development efforts in other Asian countries, as well as North American and various European markets. The Company anticipates an initial budget of approximately $150,000.00 to preliminarily seek new partnerships and distribution channels commencing sometime after the first 90 days of operations and continuing for a period of time thereafter as determined by the Company, subject to the availability of adequate financing and ongoing sales results.

Months 6- 9 of Operations

During the period of 6 to 9 months, we will direct our marketing efforts towards direct sales opportunities in the form of infomercials and online membership programs, including the option of bundling our product with potential technology partners to increase brand awareness and product reach.

1.

Infomercials. The Company plans to develop infomercials to assist in creating brand awareness and direct sales revenue, beginning in China and eventually targeting North America and specific European and Asian markets. The Company anticipates an initial budget of approximately $500,000.00 over a 6 to 12 month period to effectively produce and execute a sales and marketing program utilizing infomercials commencing at various times in the specific markets the Company’s decides to pursue.

2.

Membership Program. The Company foresees a web-based e-learning membership program with monthly, recurring, fee based revenues as being one of the more important and lucrative long- term revenue models for the Company. It is difficult to accurately estimate the total cost involved in the design and development of this program, including the time required to implement such a program. The Company has initially budgeted $275,000.00 to pursue the creation and implementation of its membership program.

3.

Technology Partners. The Company will seek to identify and develop relationships with globally recognized technology providers and OEM’s to pursue the possibility of bundling the Syntality™ product with established product platforms, including mobile applications (PDA) to provide the Company with an ancillary revenue stream. The Company sees this as a potentially significant opportunity to generate revenues, if it has successfully demonstrated the desirability of the Syntality™ product with its initial audience and market(s). The Company anticipates a budget of approximately $50,000.00 to initially cultivate these types of partnerships when deemed appropriate by the Company.

Months 9-12 of Operations

During the period of 9 to 12 months, we will seek to modify the Syntality™ product line for the development and sale of new applications specifically for the business sector.

1.

Business Enterprise Applications. The Company foresees the use of the Syntality™ product as a learning solution for schools, government agencies, healthcare facilities, and corporations to provide an enhanced, interactive learning program to facilitate new job skills training and continual education programs. Therefore, the Company intends to work with MtK to develop product-specific enhancements to the existing Syntality™ product for use in various business applications. It is likely that most of the product enhancements for business applications will be in form of client-specific modifications based upon requests for customized specifications and functionality. As such, the Company anticipates that some of the costs for these modifications would be borne by each respective client. Therefore, it is difficult to accurately determine the upfront costs attributable to the Company for any research and development of business enterprise applications. For that reason, the Company initially anticipates a budget of approximately $50,000 for the beginning stages of such a development program on a timeframe yet to be determined.

The milestones outlined above represent the objectives of the Company for the purpose of obtaining revenues from the marketing and sales of the Syntality™ product through various marketing and distribution channels. Although, the Company has arranged and specified each respective milestone in a defined order, or timeline, over the next 12 months, the Company may find the need to modify any or all of the milestones listed, subject to unforeseen circumstances and other contingences which may require the Company to alter, in whole, or in part, certain aspects of each respective milestone in order for the Company to successfully realize revenue and ultimately attempt to achieve profitability. Each milestone many begin at a different time than indicated and may continue for a shorter or longer period of time than suggested, depending upon if such milestones have successfully resulted in generating revenues for the Company. Also, each milestone may require more or less capital than anticipated and may need to be adjusted from time to time. Furthermore, any adjustments made to the proposed milestones may adversely affect the revenue potential of each milestone and overall revenues and/or profitability of the Company.

Requirements and Utilization of Funds

Our budget for operations in next six to twelve months is as follows:

We initially seek to raise $1,500,000.00 during the upcoming 1 to 6 months, from the sale of our Company's common stock. These monies will be used to execute on the first six months of milestones such as acquiring and implementing the Tianjin You He Trading Co., Ltd. exclusive Sales Agent agreement for China, the development of product enhancements for the North American market, identifying and developing additional partnerships and distribution channels, and for general operating expenses.

The Company anticipates the need to raise additional capital beyond the first 6 months of operations, subject to the successful implementation of its initial milestones over the first 180 days of operations and the revenue growth cycle of the Company thereafter. Management is unable to determine at this time, the specific amounts and terms of such future financings. In addition, the Company may elect to seek subsequent “interim or bridge” financing in the form of debt (corporate loans) as may be necessary.

The estimated breakdown for the utilization of funds is as follows:

Requirements & Utilization of Funds

Implementation of Existing Agreements	$375,000
Product Enhancements	$250,000
Business Development	$150,000
General and Administrative	$125,000
Working Capital	$300,000
Financing Costs	$200,000
Audit/SEC Filing Fees	$100,000
Total	$1,500,000

Financial Condition, Liquidity and Capital Resources

As of April 30, 2009, we had $117 in the bank and our only assets are intangible and consist of: our business plan, a License Agreement, relationships, and industry contacts. We had limited operations prior to this registration statement and we did not have any revenues during the fiscal year ended October 31, 2007 or 2008, up to and including our most recent 10Q filing for 2009. We are illiquid and need cash infusions from investors and/or current shareholders to support our proposed marketing and sales operations.

Management believes this amount will not satisfy our cash requirements for the next 12 months and as such we will need to either raise additional proceeds and/or our officers and/or directors will need to make additional financial commitments to our company, neither of which is guaranteed. We plan to satisfy our future cash requirements - primarily the working capital required to execute on our Company objectives, including marketing and sales of our product, and to offset legal and accounting fees - by financial commitments from future debt/equity financings, if and when possible.

Management believes that we may generate some sales revenue within the next 12 months, but that these sales revenues will not satisfy our cash requirements during that period. We have no committed source for any funds as of this date. No representation is made that any funds will be available when needed. In the event that funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales, and could fail to satisfy our future cash requirements as a result of these uncertainties.

If we are unsuccessful in raising the additional proceeds from officers and/or directors, we may then have to seek additional funds through debt financing, which would be highly difficult for an early stage company to secure and may not even be available to us. However, if such financing were available, because we are an early stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time as these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

The staged development of our business will continue over the next 12 months. Other than engaging and/or retaining independent consultants to assist the Company in various administrative and marketing related needs, we do not anticipate a significant change in the number of our employees, if any, unless we are able to obtain adequate financing.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated in the near-term. Accordingly, we must raise cash from sources other than from the sale of our product. Our only other source for cash at this time is investment by officers and/or directors, of which, such has not been committed nor can we anticipate that such will be available when needed. We must raise capital to implement our business strategy and stay in business.

Results of Operations

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three and six month periods ended April 30, 2009 which are included herein.

Our operating results for the three and six month periods ended April 30, 2009 and 2008 are summarized as follows:

	Three Months Ended		Year Ended
	April 30,		October 31,
	2009	2008	2008	2007
Revenue	$-	$-	$-	-
Operating Expenses	5,974	15,590	53,510	63,557
Net Loss	$5,974	$15,590	$53,510	63,557

Revenues

We have not earned any revenues to date, and do not anticipate earning revenues in the immediate future.

Expenses

Our expenses for the three and six month periods ended April 31, 2009 and 2008 are outlined in the table below:

	Three Months Ended		Year Ended
	April 30,		October 31,
	2009	2008	2008	2007
Exploration Expenses	$-	$1,497	$3,380	$8,619
Filing Fees	847	1,066	2,454	2,828
General and Administrative	30	132	212	5,435
Professional Fees	4,697	8,845	30,432	39,947
Transfer Agent Fees	400	4,050	12,450	6,728
Impairment Charge			4,582
Total Expenses	$5,974	$15,590	$53,510	$63,557

General and Administrative

The decrease in our general and administrative expenses for the three month period ended April 30, 2009 compared to April 30, 2008 is due to: (i) a decrease in professional fees; (ii) a decrease in transfer agent fees; and (iii) a decrease in exploration expenses.

Professional Fees

Professional fees include our accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements and professional fees that we pay to our legal counsel. Our accounting and auditing expenses were incurred in connection with the preparation of our audited financial statements and unaudited interim financial statements and our preparation and filing of a registration statement with the SEC. Our legal expenses represent amounts paid to legal counsel in connection with our corporate organization. Legal expenses will be ongoing during fiscal 2009 as we are subject to the reporting obligations of the Securities Exchange Act of 1934.

Liquidity And Capital Resources

Working Capital

	As at	As at October	Increase /
	April 30, 2009	31, 2008	(Decrease)
Current Assets	$117	$3,879	(96.9%)
Current Liabilities	$29,713	$14,687	(79.8%)
Working Capital	$(29,596)	$(10,808)	173.8%

Cash Flows

	Six Month	Six Month	Percentage
	Period Ended	Period Ended	Increase /
	April 30, 2009	April 30, 2008	(Decrease)
Cash used in Operating Activities	$(19,218)	$(26,664)	(27.9%)
Cash provided by Investing Activities	$-	$-	N/A
Cash provided by Financing Activities	$16,426	$-	100%
Net Increase (Decrease) in Cash	$(3,762)	$(27,353)	(86.2%)

We anticipate that we will incur approximately $40,000 for operating expenses, including professional, legal and accounting expenses associated with our reporting requirements under the Exchange Act during the next twelve months. Accordingly, we will need to obtain additional financing in order to complete our business plan.

Cash Used In Operating Activities

We used cash in operating activities in the amount of ($19,218) during the six month period ended April 30, 2009 and ($26,664) during the six month period ended April 30, 2008. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

No cash was used or provided in investing activities during the six month period ended April 30, 2009.

Cash from Financing Activities

We generated cash of $16,426 from financing activities during the six month period ended April 30, 2009.

Disclosure of Outstanding Share Data

As of July 27, 2009, the Company had 8,887,888 shares of common stock issued and outstanding. The Company does not have any warrants, options or shares of any other class issued and outstanding as at the date of this quarterly report.

Going Concern

The financial statements accompanying this report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As at April 30, 2009, our company has accumulated losses of $147,177 since inception. We do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should our company be unable to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above in their report on the financial statements for the year ended October 31, 2008, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities. Ian McBean has agreed to continue to provide loans to a minimal amount to carry on our legal, accounting and reporting needs.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive offices are located at 39555 Orchard Hill Place, Suite 600, Novi, Michigan 48375. Mr Daniel Carr, our Director, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Founder’s Shares

Ian McBean, our initial director and officer, acquired 5,000,000 shares of our common stock effective March 16, 2006 at a price of $0.001 per share for a total purchase price of $5,000. Mr. McBean subsequently transferred these shares to Jealax Consulting Inc., a private company owned and controlled by Mr. McBean.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information as to our president and chief executive officer, chief technical officer for the fiscal period ended April 30, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation Compen- sation ($)	Total ($)
Ian McBean, President (1)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)           Mr. McBean has been our chief executive officer since March 16, 2006.

Employment Agreements

We presently do not have any employment agreements or other compensation arrangements with Mr. McBean. Generally, Mr. McBean provides his services on a part-time basis without compensation. Mr. McBean has agreed not to charge any management fee during the current period in which we are carrying out phase one of our exploration program.

Long-term Incentive Plans

We do not have any long-term incentive plans in place.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have not granted any stock options to any of our directors and officers since our inception on March 16, 2006.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options since our inception on March 16, 2006.

Outstanding Stock Options

None of our directors or officers hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

Report of Registered Independent Public Accountants

To the Board of Directors and Stockholders,
Auror Capital Corp.
(an exploration stage company)

We have audited the accompanying balance sheets of Auror Capital Corp. (the “Company”) (an exploration stage company) as of October 31, 2008 and October 31, 2007 and the related statements of operations, cash flows and stockholders’ equity for the years then ended and for the period from March 16, 2006 (inception) to October 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Auror Capital Corp. as of October 31, 2008 and October 31, 2007 and the results of its operations and its cash flows for the fiscal years then ended and for the period March 16, 2006 (inception) to October 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage, has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jorgensen & Co

JORGENSEN & CO.

January, 19, 2009
Bellevue, WA

AUROR CAPITAL CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Audited)
(Stated in U.S. Dollars)

	OCTOBER 31
	2008	2007

ASSETS

Current
Cash	$3,879	$35,355
Prepaid expenses	-	10,000
	3,879	45,355

Mineral Property Acquisition Costs (Note 3)	-	4,582

	$3,879	$49,937

LIABILITIES

Current
Accounts payable and accrued liabilities	$3,894	$7,700
Shareholder’s loan	10,793	-
	14,687	7,700

STOCKHOLDERS’ EQUITY

Capital Stock (Note 4)
Authorized:
100,000,000 common voting stock with a par value of
$0.001 per share
5,000,000 preferred stock with a par value of $0.001
per share

Issued:
7,112,500 common shares at October 31, 2008 and
October 31, 2007	7,112	7,112

Additional Paid-In Capital	104,138	104,138
Accumulated Other Comprehensive Gain	7,301	6,836
Deficit Accumulated During The Exploration Stage	(129,359)	(75,849)
	(10,808)	42,237

	$3,879	$49,937

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Audited)
(Stated in U.S. Dollars)

			PERIOD
			FROM
			INCEPTION
			MARCH 16
	YEAR ENDED		2006 TO
	OCTOBER 31		OCTOBER
			31
	2008	2007	2008

Revenue	$-	$-	$-

Expenses
Exploration expenses	3,380	8,619	15,313
Filing fees	2,454	2,828	5,726
General and administrative	212	5,435	6,130
Professional fees	30,432	39,947	82,430
Transfer agent fees	12,450	6,728	19,178
Impairment charge	4,582		4,582

Net Loss For The Period	$(53,510)	$(63,557)	$(129,359)

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)

Weighted Average Number Of Common
Shares Outstanding	7,112,500	7,055,640

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Audited)
(Stated in U.S. Dollars)

			PERIOD
			FROM
			INCEPTION
			MARCH 16
	YEAR ENDED		2006 TO
	OCTOBER 31		OCTOBER
			31
	2008	2007	2008

Cash (Used In) Operating Activities
Net loss for the period	$(53,510)	$(63,557)	$(129,359)
Changes in non-cash operating working capital
items:
Accounts payable and accrued liabilities	(3,806)	561	3,894
Prepaid expenses	10,000	(10,000)	-
Impairment charge	4,582		4,582
	(42,734)	(72,996)	(120,883)

Cash Provided By Investing Activity
Mineral property acquisition costs	-	-	(4,582)

Cash Provided By Financing Activities
Issuance of common stock	-	36,250	111,250
Share subscription received	-	(3,000)	-
Shareholder’s loan	10,793	-	10,793
	10,793	33,250	122,043

Foreign Exchange Effect On Cash	465	7,098	7,301

Increase (Decrease) In Cash	(31,476)	(32,648)	3,879

Cash, Beginning Of Period	35,355	68,003	-

Cash, End Of Period	$3,879	$35,355	$3,879

Supplemental Disclosure Of Cash Flow
Information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY
(Audited)

PERIOD FROM MARCH 16, 2006 (INCEPTION) TO OCTOBER 31, 2008
(Stated in U.S. Dollars)

						DEFICIT
	COMMON STOCK				ACCUMULATED	ACCUMULATED
			ADDITIONAL	SHARE	OTHER	DURING THE
			PAID-IN	SUBSCRIPTIONS	COMPREHENSIVE	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVED	LOSS	STAGE	TOTAL

Opening Balance
March 16, 2006 –
Stock issued for cash
at $0.001	5,000,000	$5,000	$-	$-	$-	$-	$5,000
June 26, 2006 –
Stock issued for cash
at
$0.04	1,750,000	1,750	68,250	-	-	-	70,000
Share subscriptions	-	-	-	3,000	-	-	3,000
received
Foreign currency	-	-	-	-	(262)	-	(262)
translation
Net loss for the	-	-	-	-	-	(12,292)	(12,292)
period

Balance, October 31,	6,750,000	6,750	68,250	3,000	(262)	(12,292)	65,446
2006

December 12, 2006 –
Stock issued for
cash at $0.10	265,500	265	26,285	(3,000)	-	-	23,550
February 7, 2007 –
Stock issued for
cash at $0.10	97,000	97	9,603	-	-	-	9,700
Foreign currency	-	-	-	-	7,098	-	7,098
translation
Net loss for the	-	-	-	-	-	(63,557)	(63,557)
period

Balance, October 31,	7,112,500	7,112	104,138	-	6,836	(75,849)	42,237
2007

Foreign currency	-	-	-	-	465	-	465
translation
Net loss for the	-	-	-	-	-	(53,510)	(53,510)
period

Balance, October 31,	7,112,500	$7,112	$104,138	$-	$7,301	$(129,359)	$(10,808)
2008

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Organization

Auror Capital Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on March 16, 2006. The Company’s principal executive offices are in Vancouver, British Columbia, Canada.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties, and is an exploration stage company as defined in the Securities and Exchange Commission (“S.E.C.”) Industry Guide No. 7. However, the Company’s October 31, 2008 financial statements reflect an impairment charge for all of its natural resource and exploration property and, without natural resource property or other business assets, the Company may be considered a public shell entity with a proposed business strategy of merging with a private operating company.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, for the period from March 16, 2006 (inception) to October 31, 2008, the Company had no revenue and incurred net losses aggregating $129,359. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and/or upon the successful merger with a private operating company. Management has plans to seek additional capital through debt, and private and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

	b)	Mineral Property Interests

For the periods covered by these financial statements, the Company was an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 (“FAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. Also, long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Mineral Property Interests (Continued)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s business activities are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion if and when revenue is generated from the Company’s business activities.

	c)	Financial Instruments

The Company’s financial instruments consist of cash, and accounts payable and accrued liabilities.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

	d)	Basic and Diluted Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”), “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At October 31, 2008, the Company had no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation. Loss per share is rounded to the nearest penny.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SF AS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

	f)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in Canadian currency are translated into U.S. dollars as follows:

		i)	monetary items at the exchange rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

	g)	Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results may differ from the estimates.

	h)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long- lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	i)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

The following Recent Accounting Pronouncements are disclosed as they may be applicable to the Company’s operations and have an impact on the Company’s financial statements:

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” or SFAS 162. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company is currently evaluating the impact of adopting SFAS 162 but does not expect that it will have a significant effect on its financial position, cash flows or results of operations.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60,” or SFAS 163. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk- management activities of the insurance enterprise be effective for the first period beginning after issuance. The Company is currently evaluating the impact of adopting SFAS 163 but does not expect that it will have a significant effect on its financial position, cash flows or results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" (“FAS 141R”) which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The company will assess the impact of FAS 141R in the event it enters into a business combination for which the expected acquisition date is subsequent to the required effective date.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In December 2007, the FASB issued FAS 160, which is effective for fiscal years beginning after December 15, 2008. Under FAS 160, the non-controlling interest will be measured at 100% of the fair value of assets acquired and liabilities assumed. Under current standards, the non- controlling interest is measured at book value. For presentation and disclosure purposes, non- controlling interests will be classified as a separate component of shareholders’ equity. In addition, FAS 160 will change the manner in which increases/decreases in ownership percentages are accounted for. Changes in ownership percentages will be recorded as equity transactions and no gain or loss will be recognized as long as the parent retains control of the subsidiary. When a parent company deconsolidates a subsidiary but retains a non-controlling interest, the non-controlling interest is re-measured at fair value on the date control is lost and a gain or loss is recognized at that time. Finally, under FAS 160, accumulated losses attributable to the non-controlling interests are no longer limited to the original carrying amount, and therefore non-controlling interests could have a negative carrying balance. The provisions of FAS 160 are to be applied prospectively with the exception of the presentation and disclosure provisions, which are to be applied for all prior periods presented in the financial statements. Early adoption is not permitted. The Company has reviewed the standards of FAS 160 and has concluded that it will not have any effect on its financial statements.

In February 2007, the FASB issued No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159). SFAS No. 159 permits Companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective for the Company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted. The Company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measures”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning September 1, 2008. The Company is currently evaluating the impact of adopting SFAS No. 157 but does not expect that it will have a significant effect on its financial position or results of operations.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

4.	MINERAL PROPERTY

During 2006, the Company acquired an undivided 100% interest in a mineral claim (known as the “Katrina”) located in the Province of British Columbia for $4,582 (CDN$5,000).

For the fourth quarter ended October 31, 2008, the Company recognized an impairment charge of $4,582 for its Katrina holdings, representing all of its natural resource properties. The Company determined that indicators of impairment were present and that the undiscounted cash flows estimated to be generated by this asset was less than the carrying amount.

5.	SHARE CAPITAL

On March 16, 2006, the Company issued 5,000,000 common shares to the Company’s founder at a price of $0.001 per share.

Pursuant to a private offering, on June 26, 2006, the Company issued 1,750,000 common shares at a price of $0.04 per share.

On December 12, 2006, pursuant to a private placement, the Company issued 265,500 shares of its common stock at $0.10 per share for cash.

On February 7, 2007, pursuant to a private placement, the Company issued 97,000 common shares at $0.10 per share for cash.

The Company’s Articles of Incorporation authorize the Board of Directors to issue 5,000,000 shares of preferred stock, with a par value of $0.001 per share. The Preferred Stock may be divided into and issued in different series at the discretion of the Board of Directors. No preferred shares have been issued through October 31, 2008.

The Company has no stock option plan, warrants or other dilutive securities.

6.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

7.	INCOME TAX

	a)	Income Tax Provision

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes. The difference results from the following items:

	2008	2007
Computed expected (benefit of) income taxes	$(18,000)	$(21,500)
Increase in valuation allowance	18,000	21,500

Income tax provision	$-	$-

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2008
(Audited)
(Stated in U.S. Dollars)

7.	INCOME TAX (Continued)

b)	Significant components of the Company’s deferred income tax assets are as follows:

	2008	2007
Operating loss carryforward	$133,000	$80,000
Statutory tax rate	34%	34%
Deferred income tax assets	$45,000	$27,000
Valuation allowance	(45,000)	(27,000)
Net deferred tax assets	$-	$-

c)

The Company has incurred operating losses and approximately $129,359, which, if unutilized, will fully expire in 2028. Subject to certain restrictions, the Company has mineral property and exploration expenditures of $4,500 available to reduce future taxable income. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry forwards:

	INCOME TAX OPERATING
	LOSS CARRY FORWARD
		EXPIRATION
	AMOUNT	DATE

2008	$53,000	2028
2007	63,500	2027
2006	16,500	2026

Total income tax operating loss carry forward	$133,000

8.	SUBSEQUENT EVENTS

The Company has received two non-interest bearing demand loans totaling $6,000. These loans were made by the Company’s CEO.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	APRIL 30	OCTOBER
		31
	2009	2008

ASSETS

Current
Cash	$117	$3,879

LIABILITIES

Current
Accounts payable and accrued liabilities	$2,494	$3,894
Due to related party	27,219	10,793
	29,713	14,687

STOCKHOLDERS’ (DEFICIENCY)

Capital Stock
Authorized:
100,000,000 common voting stock with a par value of
$0.001 per share
5,000,000 preferred stock with a par value of $0.001 per
share

Issued:
7,112,500 common shares at April 30, 2009 and
October 31, 2008	7,112	7,112

Additional Paid-In Capital	104,138	104,138
Accumulated Other Comprehensive Gain	6,331	7,301
Deficit Accumulated During The Exploration Stage	(147,177)	(129,359)
	(29,596)	(10,808)

	$117	$3,879

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

					CUMULATIVE
					PERIOD
					FROM
					INCEPTION
	THREE MONTHS				MARCH 16
	ENDED		SIX MONTHS ENDED		2006 TO
	APRIL 30		APRIL 30		APRIL 30
	2009	2008	2009	2008	2009

Revenue	$-	$-	$-	$-	$-

Expenses
Exploration expenses	-	1,497	-	1,497	15,313
Filing fees	847	1,066	1,420	1,427	7,146
General and administrative	30	132	64	153	6,194
Professional fees	4,697	8,845	15,734	17,887	94,164
Transfer agent fees	400	4,050	600	9,350	19,778
Impairment charge	-	-	-	-	4,582
	5,974	15,590	17,818	30,314	147,177

Net Loss For The Period	$(5,974)	$(15,590)	$(17,818)	$(30,314)	$(147,177)

Basic And Diluted Loss Per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number Of
Common
Shares Outstanding	7,112,500	7,112,500	7,112,500	7,112,500

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(Stated in U.S. Dollars)

					CUMULATIVE
					PERIOD
					FROM
					INCEPTION
	THREE MONTHS				MARCH 16
	ENDED		SIX MONTHS ENDED		2006 TO
	APRIL 30		APRIL 30		APRIL 30
	2009	2008	2009	2008	2009

Net Loss For The Period	$(5,974)	$(15,590)	$(17,818)	$(30,314)	$(147,177)

Other Comprehensive Gain (Loss)
Foreign currency translation	(2,815)	(19)	(970)	(689)	6,331
adjustment

Total Comprehensive Loss	$(8,789)	$(15,609)	$(18,788)	$(31,003)	$(140,846)

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			PERIOD
			FROM
			INCEPTION
			MARCH 16
	SIX MONTHS ENDED		2006 TO
	APRIL 30		APRIL 30
	2009	2008	2009

Cash (Used In) Operating Activities
Net loss for the period	$(17,818)	$(30,314)	$(147,177)
Adjustment to reconcile net loss to net cash
used in operating activities:
Impairment charge	-	-	4,582
Changes in non-cash operating working
capital items:
Prepaid expenses	-	7,205	-
Accounts payable and accrued liabilities	(1,400)	(3,555)	2,494
	(19,218)	(26,664)	(140,101)

Cash (Used In) Investing Activity
Mineral property acquisition costs	-	-	(4,582)

Cash Provided By Financing Activities
Issuance of common stock	-	-	111,250
Due to related party	16,426	-	27,219
	16,426	-	138,469

Foreign Exchange Effect On Cash	(970)	(689)	6,331

Increase (Decrease) In Cash	(3,762)	(27,353)	117

Cash, Beginning Of Period	3,879	35,355	-

Cash, End Of Period	$117	$8,002	$117

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2009
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The unaudited financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. These second quarter financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s October 31, 2008 Form 10-K. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosures which would substantially duplicate that contained in the Company’s October 31, 2008 financial statements, have been omitted. The results of operations for the three month and six month periods ended April 30, 2009 are not necessarily indicative of results for the entire year ending October 31, 2009.

Organization

Auror Capital Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on March 16, 2006. The Company’s principal executive offices are in Vancouver, British Columbia, Canada.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. . In addition to natural resource exploration, management is considering other business ventures including those in the nature of a public shell corporation.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, for the period from March 16, 2006 (inception) to April 30, 2009, the Company had no revenue and incurred net losses aggregating $147,177. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through debt, and private and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2009
(Unaudited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

	b)	Mineral Property Interests

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 (“FAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. Also, long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2009
(Unaudited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Mineral Property Interests (Continued)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s business activities are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion if and when revenue is generated from the Company’s business activities.

	c)	Financial Instruments

The Company’s financial instruments consist of cash, and accounts payable and accrued liabilities.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

	d)	Basic and Diluted Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”), “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At April 30, 2009, the Company had no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2009
(Unaudited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in Canadian currency are translated into U.S. dollars as follows:

		i)	monetary items at the exchange rate prevailing at the balance sheet date;

		ii)	non-monetary items at the historical exchange rate;

		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are recorded in the Statement of Operations.

	f)	Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results may differ from the estimates.

	g)	Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long- lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

3.	MINERAL PROPERTY

During 2006, the Company acquired an undivided 100% interest in a mineral claim (known as the “Katrina”) located in the Province of British Columbia for $4,582 (CDN$5,000).

Subsequent to October 31, 2008, the Company has ceased work on the claim. The property had been fully written down at October 31, 2008.

AUROR CAPITAL CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2009
(Unaudited)
(Stated in U.S. Dollars)

4.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters.

5.	RELATED PARTY TRANSACTIONS

At April 30, 2009, the Company was indebted in the amount of $27,219 (2008 – nil) to a company with a common director.

Subsequent to April 30, 2009, the Company received a loan for $1,675 (CDN$2,000) from this related party.

All related party loans are non-interest bearing and payable on demand.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. The following provides a summary of the indemnification provisions relating to our officers and directors set forth in the NRS, our articles of incorporation and our bylaws:

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS. Our articles of incorporation further provide that we will, from time to time, reimburse or advance to any director or officer the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any civil or criminal action, suit or proceeding for which the Corporation may be required to indemnify the director or officer pursuant to NRS 78.7502, which expenses will be paid as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision of a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Corporation.

Our Bylaws

Our bylaws provide as follows:

(a) we may indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the

Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses that he or she incurs in connection with such proceeding; provided that such indemnification may only be made if the Indemnitee is not liable under Section 78.138 of Chapter 78 of the Nevada Revised Statutes or is determined to have acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful);

(b) to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a), or in defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses actually incurred in connection with the defense;

(c) we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses; and

(d) any discretionary indemnification pursuant to subsection (a), unless ordered by a court or advanced pursuant to subsection (c), may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the proceeding cannot be obtained, by independent legal counsel in a written opinion.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by Auror in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee		$8
Accounting fees and expenses		$9,992
Legal fees and expenses		$30,000
Transfer agent and registrar fees		$1,000
Fees and expenses for qualification under state securities laws	$	NIL
Miscellaneous	$	NIL
Total		$40,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to Mr. Ian McBean, our director and officer, on March 16, 2006, for total proceeds of $5,000. We completed this offering pursuant to Section 4(2) of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. McBean. The 5,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 1,750,000 shares of our common stock at a price of $0.04 per share to a total of twenty-two purchasers on June 26, 2006. The total proceeds from this offering were $70,000. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 362,500 shares of our common stock at a price of $0.10 per share to a total of twenty-three (23) purchasers on December 12, 2006 and February 7, 2007 for total proceeds of $36,650. Of these shares, 261,500 were issued on December 12, 2006 and 101,000 were issued on

February 7, 2007. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On July 27, 2009, we completed a private offering of 275,388 shares of our common stock at a price of $0.01 per share to a total of eleven (11) purchasers for total proceeds of $2,753.88. Also on July 27, we completed a private offering of 1,500,000 shares of our common stock at a price of $0.025 per share to Birch First Trust for total proceeds of $37,500. We completed these offerings pursuant to Rule 504 of Regulation D of the Securities Act.

EXHIBITS.

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation (*)
3.2	By-Laws (*)
5.1	Opinion of Synergen Law Group, APC, with consent to use, regarding the legality of the securities being registered.(*)
10.1	Bill of Sale dated April 28, 2006 between Auror Capital Corp. and Laurence Sookochoff (*)
10.2	Master Product License Agreement dated July 27, 2009.(*)
23.1	Consent of Telford Sadovnick, P.L.L.C, Independent Auditors (*)
23.2	Consent of Counsel (Included in Exhibit 5.1) (*)
23.3	Consent of Laurence Sookochoff, consulting geologist (*)
23.4	Consent of Jorgensen & Co. (*)
24.1	Power of Attorney (*)

(*)	Previously filed.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any additional or changed material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on September 1, 2009 .

AUROR CAPITAL CORP.

By:	/s/ Ian McBean
Ian McBean
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Chief Executive Officer, Chief
Financial Officer, Principal Accounting
/s/ Ian McBean	Officer and Director	September 1, 2009
Ian McBean